UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2006

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-964-8398

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 18, 2006, Hospitality Properties Trust, or the Company, issued a press release announcing that it had entered into an agreement to purchase TravelCenters of America, Inc. (“TA”). The Company will host a conference call on Tuesday, September 19, 2006, at 10:00 a.m. Eastern Time during which Barry Portnoy, Managing Trustee, John Murray, President, and Mark Kleifges, Chief Financial Officer, will deliver a presentation discussing the TA transaction. Copies of the Company’s press release and the slide presentation describing the TA transaction are furnished as Exhibit 99.1 and 99.2 hereto, respectively.

STATEMENT REGARDING REFERENCE TO NON-GAAP FINANCIAL MEASURES

The attached press release and slide presentation include references to Funds From Operations, or FFO, which is a non-GAAP financial measure. HPT computes FFO as net income available for common shareholders plus FF&E deposits not in net income, depreciation and amortization. This calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because HPT includes FF&E deposits not included in net income. HPT considers FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. HPT believes that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on asset impairment, FFO can facilitate comparisons of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by HPT’s board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in HPT’s revolving bank credit facility and public debt covenants, the availability of debt and equity capital to HPT and HPT’s expectation of its future capital needs and operating performance.

The attached slide presentation also includes information relating to TA provided to HPT by TA and statistics reported to HPT or derived from information reported to HPT by its managers and tenants. These statistics include occupancy, average daily rate, or ADR, revenue per day per available room, or RevPAR, and coverage of HPT's minimum returns or minimum rents. HPT considers these statistics to be important measures of its managers’ and tenants’ success in operating hotels owned by HPT and their ability to continue to pay HPT, but these statistics are not direct measures of HPT’s financial performance. The information provided by TA or by HPT’s managers and tenants has not been independently verified by HPT.

Item 9.01. Financial Statements and Exhibits.

(d)                               Exhibits

The Company hereby furnishes the following exhibits:

99.1                           Press release dated September 18, 2006.

99.2                           Presentation regarding HPT’s Agreement to Acquire TravelCenters of America dated September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial
Officer

Dated: September 18, 2006